UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2021 (May 8, 2021)

Soliton, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38815	36-4729076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5304 Ashbrook Drive

Houston, TX 77081

(Address of Principal Executive Offices, and Zip Code)

(844) 705-4866

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SOLY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 8, 2021, Soliton, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie Inc. (“AbbVie”) and Scout Merger Sub, Inc., a wholly owned subsidiary of AbbVie (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously adopted by the Board of Directors of the Company (the “Board”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of AbbVie (the “Merger”).

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each outstanding share of Company common stock, other than shares owned by the Company, AbbVie or Merger Sub (which will be cancelled) and shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law, will automatically be converted into the right to receive $22.60 in cash, without interest (the “Merger Consideration”).

Each stock option outstanding and unexercised immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive a cash payment, without interest, in an amount equal to the excess of the Merger Consideration over the per share exercise price that would be due in cash upon exercise of such stock option. Each restricted stock unit award outstanding immediately prior to the Effective Time will be converted into the right to receive a cash payment, without interest, in an amount equal to the Merger Consideration. Each warrant to purchase Company common stock outstanding and unexercised immediately prior to the Effective Time will be converted into the right to receive a cash payment, without interest, in an amount equal to the excess of (i) the number of shares of common stock subject to the warrant, multiplied by the Merger Consideration over (ii) the number of shares of common stock subject to the warrant, multiplied by the per share exercise price of such warrant.

The consummation of the Merger is subject to certain customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock (the “Stockholder Approval”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) that no judgment or law is in effect that enjoins, makes illegal or otherwise prohibits the consummation of the Merger. Moreover, each party’s obligations to consummate the Merger are subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions), (b) the other party’s compliance in all material respects with its obligations under the Merger Agreement, and (c) in the case of AbbVie and Merger Sub only, (i) the absence of any pending claim, proceeding or other action by a governmental authority that seeks to prevent, prohibit or make illegal the consummation of the Merger or materially limit AbbVie’s ability to own, control, direct, manage or operate the Company and (ii) the absence of any effect, change, event, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) that is continuing. Subject to the satisfaction of the closing conditions, the parties anticipate that the Merger will be consummated in the second half of this year.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business in all material respects and has agreed to certain other operating covenants and to not take certain specified actions prior to the consummation of the Merger, as set forth more fully in the Merger Agreement. The Company has also agreed to convene and hold a meeting of its stockholders for the purpose of obtaining the Stockholder Approval. In addition, the Merger Agreement requires that, subject to certain exceptions, the Board recommend that the Company’s stockholders approve the Merger Agreement.

In addition, the Company has agreed not to initiate, solicit or knowingly encourage takeover proposals from third parties. The Company has also agreed not to provide non-public information to, or, subject to certain exceptions, engage in discussions or negotiations with, third parties regarding takeover proposals. Notwithstanding these restrictions, prior to the receipt of the Stockholder Approval, the Company may under certain circumstances provide non-public information to and participate in discussions or negotiations with third parties with respect to takeover proposals.

Prior to obtaining the Stockholder Approval, the Board may, among other things, change its recommendation that the stockholders approve the Merger Agreement in connection with a Superior Proposal or an Intervening Event (in each case, as defined in the Merger Agreement), or terminate the Merger Agreement to enter into an agreement providing for a Superior Proposal, subject, in each case, to complying with notice and other specified conditions, including giving AbbVie the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice.

The Merger Agreement contains certain termination rights for the Company and AbbVie, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal (subject to the Company’s compliance with certain obligations under the Merger Agreement related to such Superior Proposal and such termination) and (2) AbbVie to terminate the Merger Agreement if the Board changes its recommendation with respect to the Merger Agreement. The Merger Agreement also provides that under specified circumstances, including in the event of termination as described in (1) or (2) above, the Company will be required to pay AbbVie a termination fee of $18,625,000.

In connection with a termination of the Merger Agreement under specified circumstances involving failure to obtain clearance under the HSR Act to consummate the Merger (or failure to remove certain legal restraints, or to resolve certain pending claims or proceedings, arising under antitrust laws with respect to the Merger) within six months from the date of the Merger Agreement, subject to two extensions of three months each (provided other closing conditions are satisfied), or involving a non-appealable legal restraint of the Merger arising under antitrust laws, AbbVie may be required to pay the Company a reverse termination fee of up to $20,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of AbbVie and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to AbbVie and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the Company, on the one hand, and AbbVie and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements

Remeditex Support Agreement

On May 8, 2021, concurrently with the execution of the Merger Agreement, Remeditex Ventures LLC (“Remeditex”), which holds voting power over approximately 43.1% of the outstanding shares of Company common stock, entered into a support agreement with AbbVie and Merger Sub (the “Remeditex Support Agreement”). Pursuant to the terms of the Remeditex Support Agreement, Remeditex has agreed to vote all of its shares of Company common stock (i) in favor of the adoption and approval of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, (ii) against any change in the Board, (iii) against any takeover proposal from a third party during the term of the Merger Agreement and (iv) against any other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger; provided, however, that in the event of a change in the Board’s recommendation, Remeditex will only be required to vote as described in clauses (i)-(iv) above a number of shares of Company common stock equal to 35% of the total voting power of the outstanding shares of Company common stock.

The Remeditex Support Agreement will terminate upon the earliest of (i) the Effective Time, (ii) a material modification or amendment of the Merger Agreement that reduces the consideration payable thereunder, (iii) the termination of the Merger Agreement in accordance with its terms and (iv) the mutual agreement of the parties.

The foregoing description of the Remeditex Support Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Remeditex Support Agreement, a copy of which is filed as Exhibit 99.1 hereto and the terms of which are incorporated herein by reference.

Company Officer Support Agreements

On May 8, 2021, concurrently with the execution of the Merger Agreement, AbbVie and Merger Sub entered into support agreements (the “Officer Support Agreements”) with certain officers of the Company, in their capacities as stockholders of the Company, who, collectively and in the aggregate, hold voting power over approximately 3.2% of the outstanding shares of Company common stock, pursuant to which, among other things, each such officer agreed to vote all of his shares of Company common stock (i) in favor of the adoption and approval of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, (ii) against any takeover proposal from a third party during the term of the Merger Agreement and (iii) against any other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger.

The Officer Support Agreements will terminate upon the earliest of (i) the Effective Time, (ii) a change in the Board’s recommendation, (iii) a material modification or amendment of the Merger Agreement that reduces the consideration payable thereunder, (iv) the termination of the Merger Agreement in accordance with its terms and (v) the mutual agreement of the parties.

The foregoing description of the Officer Support Agreements and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the form of Officer Support Agreement, a copy of which is filed as Exhibit 99.2 hereto and the terms of which are incorporated herein by reference.

Amendment to Warrants

On May 8, 2021, the Company entered into an amendment to each of the Common Stock Purchase Warrants (the “Warrants”) governing the terms of the outstanding warrants to purchase Company common stock (the “Warrant Amendments”). Pursuant to the Warrant Amendments, each of the Warrants was amended to provide that upon the occurrence of a Fundamental Transaction (as defined in the Warrant), at the election of the Company, the Warrant will either

(i)

remain outstanding and thereafter will be exercisable for the kind and number of shares of stock or other securities or assets of the Company or the successor entity resulting from such Fundamental Transaction to which the applicable warrant holder would have been entitled upon consummation of such Fundamental Transaction if such warrant holder had exercised the Warrant in full immediately prior to the time of such Fundamental Transaction and acquired the applicable number of shares of Company common stock then issuable under the Warrant or

(ii)

be cancelled upon consummation of such Fundamental Transaction in exchange for the right to receive a cash payment equal to (A) the aggregate amount of cash the applicable warrant holder would have been entitled to upon consummation of such Fundamental Transaction if such warrant holder has exercised the Warrant in full immediately prior to the time of such Fundamental Transaction and acquired the applicable number of shares of Company common stock then issuable under the Warrant, less (B) the amount equal to the exercise price of the applicable Warrant multiplied by the number of shares of Company common stock then exercisable under such Warrant.

At its meeting on May 8, 2021, the Board elected to cause the Warrants to be treated in the Merger as specified in clause (ii).

The foregoing description of the Warrant Amendments is not complete and is qualified in its entirety by reference to the form of Warrant Amendment, a copy of which is filed as Exhibit 4.1 hereto and the terms of which are incorporated herein by reference.

Amended and Restated Severance Plan

On May 8, 2021, the Board approved, upon the recommendation of the Compensation Committee of the Board, the Soliton, Inc. Employee Severance Plan (the “Amended and Restated Severance Plan”). The Amended and Restated Severance Plan amends and restates the Soliton, Inc. Executive Severance Plan, effective March 1, 2021 (the “Prior Severance Plan”). The Prior Severance Plan was amended to:

•

provide that all employees of the Company will be eligible to participate in, and receive severance benefits under, the Amended and Restated Severance Plan, subject to otherwise meeting the requirements to receive such severance as set forth therein, except for those employees party to an employment agreement or similar agreement with the Company that provides severance benefits greater than those set forth in the Amended and Restated Severance Plan;

•

revise the definition of “good reason” to resign from employment to include a material, adverse change in the employee’s authority, duties or responsibilities (other than temporarily while the employee is physically or mentally incapacitated or as required by applicable law);

•	require that the Board provide 15 days’ notice to participants of any amendment to or termination of the Amended and Restated Severance Plan;

•	provide that the Amended and Restated Severance Plan will be binding upon any successor to the Company;

•

provide that the Amended and Restated Severance Plan cannot be amended or terminated in a manner that adversely affects the rights of any participant thereunder whose employment was terminated for any or no reason prior to the date of such amendment or termination;

•

provide that the Amended and Restated Severance Plan cannot be amended or terminated in a manner that adversely affects the rights of any participant thereunder in connection with such participant’s termination of employment occurring in connection with, or within 12 months following, a “change of control” of the Company (as defined therein), without such participant’s consent; and

•

provide that any release of claims that a participant is required to enter into to receive severance under the Amended and Restated Severance Plan may not include a non-competition and/or non-solicitation covenant that extends more than six months from the participant’s termination from employment, and any such non-competition and/or non-solicitation covenant must be limited to the tattoo removal and cellulite treatment markets.

The foregoing description of the Amended and Restated Severance Plan is not complete and is qualified in its entirety by reference to the text of the Amended and Restated Severance Plan, a copy of which is filed as Exhibit 10.3 hereto and the terms of which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Brad Hauser Employment Agreement

In connection with the execution of the Merger Agreement, on May 8, 2021, the Company entered into an amendment (the “Employment Agreement Amendment”) to that certain Employment Agreement, dated October 30, 2020, between the Company and its Chief Executive Officer, Brad Hauser (the “Employment Agreement”). The Employment Agreement Amendment provides that, if Mr. Hauser becomes entitled to payments and/or benefits under the Employment Agreement or otherwise (collectively, the “Total Payments”) that would result in Mr. Hauser being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Hauser will be entitled to receive a gross-up payment in an amount such that, after payment by Mr. Hauser of all applicable taxes on the gross-up payment (including any excise tax and any associated interest charges or penalties that could be imposed under Section 4999 of the Code), Mr. Hauser will retain an amount of the gross-up payment equal to the excise tax and any associated interest charges or penalties imposed by Section 4999 upon the Total Payments, such that the net amount retained by Mr. Hauser shall be equal to the net amount of the Total Payments as if the excise tax imposed by Section 4999 was not applicable to the Total Payments, provided that the amount of the gross-up payment to Mr. Hauser will not exceed $250,000.

Non-Competition and Non-Solicitation Agreement with Mr. Hauser

On May 8, 2021, in connection with the execution of the Merger Agreement, the Company entered into a non-competition and non-solicitation agreement with Mr. Hauser (the “Non-Competition Agreement”). The Non-Competition Agreement provides that, subject to certain exceptions set forth therein, during Mr. Hauser’s employment with the Company and until 18 months following the Closing, Mr. Hauser will be prohibited from, directly or indirectly, including on behalf of any person, firm or other entity, (i) actively soliciting for employment any employee of the Company or any of its parents, subsidiaries, divisions or affiliates, or anyone who was an employee of the Company or one of its parents, subsidiaries, divisions or affiliates within the six-month period prior to the Closing, or inducing any such employee to terminate his or her employment with the Company or any of its parents, subsidiaries, divisions or affiliates, (ii) performing services for any other business, within the United States or any foreign jurisdiction in which the Company or any of its subsidiaries is then conducting clinical trials, providing services or products or marketing its services or products (or is engaged in active discussions to provide such services), that is engaged in the development, manufacture, marketing, distribution or sale of, or research directed to the development, manufacture, marketing, distribution or sale of, medical or aesthetic solutions or devices in the tattoo-removal or reduction of cellulite markets (a “Competing Business”), (iii) serving as an officer or director (or similar position) of a Competing Business, or (iv) requesting any person, firm or other entity that is a customer of the Company or any of its parents, subsidiaries, divisions or affiliates during Mr. Hauser’s employment with the Company or during the 18-month period following the Closing to curtail or cancel such customer’s business with the Company or any of its affiliates.

The foregoing descriptions of the Employment Agreement Amendment and the Non-Competition Agreement are not complete and are qualified in their entirety by reference to the Employment Agreement Amendment and the Non-Competition Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and the terms of which are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2021, the Board approved a second amendment and restatement (the “Amendment and Restatement”) of the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective immediately. Among other things, the Amendment and Restatement:

•

provides for the ability of the Company (including the chairperson of any annual meeting or special meeting of stockholders) to postpone, reschedule or cancel any annual meeting or special meeting of stockholders;

•

permits the Board to determine that a meeting of stockholders will be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”);

•	confirms the obligation of the Company to provide certain advancement rights to the officers of the Company;

•

adds a new Article XII to the Bylaws that provides that, unless the Company consents in writing to the selection of an alternative forum, (i) the sole and exclusive forum for certain state law legal actions involving the Company will be the Court of Chancery of the State of Delaware and (ii) the exclusive forum for legal actions arising under the Securities Act of 1933 will be federal court; and

•	makes certain changes to the Bylaws to comply with the requirements of the DGCL.

The foregoing description of the Amendment and Restatement is not complete and is qualified in its entirety by reference to the text of the Amendment and Restatement, marked to show the May 8, 2021 changes, a copy of which is filed as Exhibit 3.1 hereto and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

The Company and AbbVie issued a joint press release on May 10, 2021 announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed transaction and (v) other risks described in the Company’s filings with the SEC. The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on the Company’s website at www.soliton.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Soliton, Inc., Corporate Secretary, 5304 Ashbrook Drive, Houston, Texas 77081, telephone: (844) 705-4866.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on March 26, 2021. Additional information regarding the interests of the Company’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and the Company’s website at www.soliton.com.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 8, 2021, among AbbVie Inc., Scout Merger Sub, Inc. and Soliton, Inc.

3.1	Second Amended and Restated Bylaws of Soliton, Inc.

4.1	Form of Amendment to Common Stock Purchase Warrant

10.1	Amendment to Employment Agreement by and between Soliton, Inc. and Brad Hauser, effective May 8, 2021

10.2	Non-Competition and Non-Solicitation Agreement, dated as of May 8, 2021, between Soliton, Inc. and Brad Hauser

10.3	Soliton, Inc. Employee Severance Plan, effective as of May 8, 2021

99.1	Support Agreement, dated as of May 8, 2021, by and among AbbVie Inc., Scout Merger Sub, Inc. and Remeditex Ventures LLC

99.2	Form of Officer Support Agreement

99.3	Joint Press Release issued by Soliton, Inc. and AbbVie Inc. on May 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITON, INC.

Date: May 10, 2021	By:	/s/ Lori Bisson
Lori Bisson
Executive Vice President and Chief Financial Officer